Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
QNB Corp.:

We consent to the incorporation by reference in the Registration Statements (Nos. 333-91201, 333-67588, 333-125998, and 333-135408) on Form S-8 of QNB Corp. of our report dated March 7, 2007, relating to the consolidated financial statements of QNB Corp., as of December 31, 2006 and for each of the years in the two-year period ended December 31, 2006, which report appears in the December 31, 2007, annual report on Form 10-K of QNB Corp.

/s/ S.R. Snodgrass, A.C.

Wexford, Pennsylvania March 14, 2008